                                   EXHIBIT 2.2

                              TERMINATION AGREEMENT

         This Termination Agreement, dated as of December 1, 1999 ("Agreement"), is by and between Futech Interactive Products, Inc., an Arizona corporation ("Futech"), Trudy Corporation, a Delaware corporation ("Trudy"), DaMert Company, a California corporation ("DaMert"), Janex International, Inc., a Colorado corporation ("Janex"), Futech Interactive Products (Delaware), Inc., a Delaware corporation, Futech Toys & Games, Inc., a Nevada corporation, Frederick A. DaMert, Trustee of the DaMert Trust, UTD September 28, 1998, Gail Patton DaMert, Trustee of the DaMert Trust, UTD September 28, 1998, Vincent W. Goett and William W. Burnham.

                                    RECITALS

         1. The parties to this Agreement desire to terminate effective as of the date hereof that certain merger agreement, dated as of June 7, 1999 (the "Merger Agreement") by and between, among others, the parties hereto and to terminate all of the rights and obligations of the parties to the Merger Agreement. None of the parties hereto shall have any further liability or obligation arising out of the Merger Agreement and the transactions contemplated thereby.

         2. The parties acknowledge that Fundex Games, Ltd., a Nevada corporation, and its shareholders formally terminated as parties to the Merger Agreement, effective December 1999 pursuant to that certain Termination, Release and Settlement Agreement.

                                    AGREEMENT

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. TERMINATION OF MERGER AGREEMENT. The Merger Agreement and all the rights and obligations of the parties under such Agreement are hereby terminated and each party hereby forever releases and discharges each other party from any and all obligations, claims, liabilities, damages, expenses and costs relating to the Merger Agreement and the transactions contemplated thereby, provided, however, that (i) Futech's release of Trudy and its stockholder and Trudy and its stockholder's release of Futech shall not be effective until Janex completes its acquisition of a majority interest in Trudy, and (ii) Futech's release of DaMert and its stockholders and DaMert and its stockholders' release of Futech shall not be effective until Janex completes its acquisition of DaMert.


                            [Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized, and each of the Shareholders have executed this Agreement on their own behalf (or as otherwise indicated).


                                   Futech Interactive Products, Inc., an
                                   Arizona corporation


                                   By: /s/ Vincent W. Goett
                                       ------------------------------
                                           Vincent W. Goett, CEO


                                   Futech Interactive Products (Delaware), Inc., a Delaware corporation


                                   By:  /s/ Vincent W. Goett
                                       ------------------------------
                                            Vincent W. Goett, CEO


                                   Futech Toy & Games, Inc., a Nevada
                                   corporation


                                   By: /s/ Carl E. Voigt
                                       ------------------------------
                                        Carl E. Voigt, IV, President


                             [Signatures Continued]

                                   Janex International, Inc., a Colorado
                                   corporation


                                   By: /s/ Vincent W. Goett
                                       ------------------------------
                                       Vincent W. Goett, President


                                   Trudy Corporation, a Delaware corporation


                                   By: /s/ William W. Burnham
                                       ------------------------------
                                       William W. Burnham, Chairman and
                                       CEO


                                   DaMert Company, a California corporation


                                   By: /s/ Frederick A. Damert
                                       ------------------------------
                                       Frederick A. DaMert, Chairman


                  SHAREHOLDERS
                  DaMert:          /s/ Frederick A. Damert
                                   --------------------------
                                   Frederick A. DaMert, Trustee of the DaMert
                                   Trust, UTD September 28, 1998


                                   /s/ Gail Patton Damert
                                   --------------------------
                                   Gail Patton DaMert, Trustee of the DaMert
                                   Trust, UTD September 28, 1998


                             [Signatures Continued]

                  Futech:          /s/ Vincent W. Goett
                                   ----------------------------
                                   Vincent W. Goett


                  Trudy:           /s/ William W. Burnham
                                   ----------------------------
                                   William W. Burnham


                                [End of Document]